SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 1 to
                                  SCHEDULE 14A
                                 (Rule 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14 (a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                 [X]
Filed by a Party other than the Registrant              [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AMERIPATH, INC.
                               -------------------
                (Name of Registrant as Specified in its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration No.:
    (3) Filing Party:
    (4) Date Filed:

                    -----------------------------------------

                                 AMERIPATH, INC.

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2001

To the Stockholders of AmeriPath, Inc.:

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of AmeriPath, Inc., a Delaware corporation (the "Company" or " AmeriPath"), will be held at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida, at 11:00 a.m., local time, on Thursday, May 3, 2001, for the following purposes:

                  (1) To elect two (2) members to the Company's Board of Directors to hold office until the 2004 Annual Meeting or until their successors are duly elected and qualified;

                  (2) To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company from 30,000,000 shares to 60,000,000 shares;

                  (3) To consider and vote upon a proposal to approve the Company's 2001 Stock Option Plan;

                  (4) To ratify the reappointment of Deloitte & Touche LLP as the Company's independent public accountants; and

                  (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 23, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,

                                            Gregory A. Marsh
                                            Secretary


Riviera Beach Florida
April 5, 2001


THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE ENCOURAGED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                 AMERIPATH, INC.

          ------------------------------------------------------------

                                 PROXY STATEMENT

          ------------------------------------------------------------


                     TIME, DATE AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmeriPath, Inc., a Delaware corporation (the "Company" or "Ameripath"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida, at 11:00 a.m., local time, on Thursday, May 3, 2001, and at any adjournments or postponements thereof (the "Annual Meeting").


         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is April 5, 2001. Stockholders should review the information in this Proxy Statement together with the Company's Annual Report to Stockholders for the year ended December 31, 2000 which accompanies this Proxy Statement. The Company's principal executive offices are located at 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404, and its telephone number is (561) 845-1850.



                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so. The Company has also retained D.F. King & Co, Inc. to assist in soliciting proxies from its stockholders. The fees of such firm are estimated to be $5,000 plus reimbursement of out of pocket expenses.

                         PURPOSES OF THE ANNUAL MEETING

         At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

                  (1) To elect two (2) members to the Company's Board of Directors to hold office until the 2004 Annual Meeting or until their successors are duly elected and qualified;

                  (2) To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30,000,000 shares to 60,000,000 shares;

                  (3) To consider and vote upon a proposal to approve the Company's 2001 Stock Option Plan;

                  (4) To ratify the reappointment of Deloitte & Touche LLP as the Company's independent public accountants; and

                  (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         If you sign and return the enclosed proxy, the proxies named therein will have authority to vote your shares of AmeriPath's Common Stock at the Annual Meeting as indicated therein. Unless you indicate otherwise on the enclosed proxy, all shares of AmeriPath Common Stock represented by valid proxies (including your shares) received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below, (b) in favor of the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30,000,000 shares to 60,000,000 shares; (c) in favor of the proposal to approve the Company's 2001 Stock Option Plan, (d) in favor of ratification of the reappointment of Deloitte & Touche LLP as the Company's independent public accountants, and (e) by the proxies in their discretion upon any other proposals that may properly come before the meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


         The Board of Directors has set the close of business on March 23, 2001 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of March 16, 2001, there were 24,941,749 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors.


         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for stockholders to take action at the meeting. If a quorum is present at the Annual Meeting, the nominees for director shall be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting. The proposal for the increase in the number of authorized shares of Common Stock requires an amendment to the Certificate of Incorporation, which must be approved by a majority of the shares outstanding. All other proposals, including the approval of the 2001 Stock Option Plan and the ratification of the reappointment of the auditors shall be approved by a majority of the shares present in person or by proxy at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place. Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting. Shares represented by proxies reflecting abstentions will be considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but will not be counted as votes "for" or "against" any matter subject to the abstention. Directors are elected by plurality of votes cast, without regard to proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Abstentions on any other proposal will have the same effect as negative votes.

         The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will have the same effect as a vote against the proposal to increase the authorized shares of common stock, but will not have the same effect as a vote against the election of any director or any other proposal.

                          BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth, as of March 16, 2001, information with respect to the beneficial ownership of the Company's Common Stock by (i) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (ii) each director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each holder of five percent (5%) or more of the Company's outstanding shares of Common Stock. The Company is not aware of any beneficial owner of more than five percent of the outstanding shares of Common Stock other than as set forth in the following table.


                                                                                     Shares             Percent of
                                                                                  Beneficially         Outstanding
Name of Beneficial Owner (1)                                                        Owned (2)            Shares
----------------------------                                                      ------------         ------------
T. Rowe Price Associates, Inc. (3)...........................................        2,050,200             8.2%
Wasatch Advisors, Inc. (4)...................................................        1,851,423             7.4%
Dimensional Fund Advisors, Inc. (5)..........................................        1,633,882             6.6%
James C. New (6).............................................................          317,218             1.3%
Alan Levin, M.D. (7) ........................................................           24,200              *
Dennis M. Smith, Jr., M.D. (8) ..............................................          213,576              *
Robert P. Wynn (9) ..........................................................          143,600              *
Stephen V. Fuller (10) ......................................................            7,000              *
Brian C. Carr (11)...........................................................           42,494              *
Martin Gibson (12) ..........................................................               --              *
C. Arnold Renschler, M.D. (13)...............................................            7,000              *
Thomas S. Roberts (14) ......................................................            2,000              *
E. Roe Stamps, IV (15) ......................................................            2,000              *
All directors and executive officers as a group (12 persons) (16) ...........          638,769             2.5%

---------------
         * Less than one percent.

1. Unless otherwise indicated, the address of each of the beneficial owners identified is 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.


2.       Based on 24,941,749 shares of Common Stock outstanding as of March
         16, 2001. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which a person had the right to acquire within 60 days pursuant to the exercise of stock options or the conversion of a convertible security are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


3. Represents shares beneficially owned by T. Rowe Price Associates, Inc. ("Price"), as to which Price has sole voting power with respect to 316,000 of such shares and sole dispositive power with respect to 2,050,200 such shares. The address of Price is 100 E. Pratt Street, Baltimore, Maryland 21202. This disclosure of Price's beneficial ownership is based solely upon information set forth in Price's
         Schedule 13G dated February 12, 2001.

4. Represents shares beneficially owned by Wasatch Advisors, Inc. ("Wasatch"), as to which Wasatch has sole voting power with respect to 1,851,423 of such shares and sole dispositive power with respect to all such shares. The address of Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah, 84111. This disclosure of Wasatch's beneficial ownership is based solely upon information set forth in Wasatch's Schedule 13G dated February 14, 2001.

5. Represents shares beneficially owned by Dimensional Fund Advisors, Inc. ("Dimensional"), as to which Dimensional has sole voting power with respect to 1,633,882 of such shares and sole dispositive power with respect to all such shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401. This disclosure of Dimensional's beneficial ownership is based solely upon information set forth in Price's Schedule 13G dated February 2, 2001.

6. Includes 308,211 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 102,800 shares subject to presently unexercisable stock options.

7. Includes 17,700 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 54,000 shares subject to presently unexercisable stock options.

8. Includes 20,800 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 48,200 shares subject to presently unexercisable options.

9. Includes 143,600 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 40,000 shares subject to presently unexercisable stock options. As of February 1, 2001, Mr. Wynn retired from the Company, therefore he is no longer an executive officer.

10. Includes 7,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 38,000 shares subject to presently unexercisable stock options.

11. Includes 2,329 shares subject to stock options which are exercisable or become exercisable within 60 days.

12. There are no shares subject to stock options which are currently exercisable or unexercisable within 60 days.

13. Includes 5,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 10,000 shares subject to presently unexercisable stock options.


14. Includes 2,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 8,000 shares subject to presently unexercisable stock options. Mr. Roberts resigned as a director effective March 23, 2001.

15. Includes 2,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 8,000 shares subject to presently unexercisable stock options.

16. In addition to the shares beneficially owned by officers and directors named in the table above (see footnotes 6, 7, 8, 10, 11, 12, 13, 15), the shares indicated include 25,281 shares beneficially owned by executive officers of AmeriPath who are not named in the table above, of which 8,676 shares are outstanding and 16,605 shares are subject to stock options which are exercisable or become exercisable within 60 days.



                         ELECTION OF DIRECTORS; NOMINEES

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than twelve, as determined from time to time by resolution of the Board of Directors. The size of the Board of Directors is currently fixed at six directors.

         The Company's Certificate of Incorporation divides the Board of Directors into three classes. Each class of directors serves staggered three year terms or until their successors are elected and qualified.

         The current classes of the Board of Directors and their terms of office are as follows:

                                                              TERM
            CLASS        DIRECTORS                         EXPIRATION
            -----        ---------                         ----------
              I          James C. New                         2001
              I          E. Roe Stamps, IV                    2001

             II          Martin Gibson                        2002
             II          Brian C. Carr                        2002

             III         Alan Levin, M.D.                     2003
             III         C. Arnold Renschler, M.D.            2003

         The two directors in Class I, James C. New and E. Roe Stamps, IV, have been nominated for re-election at the Annual Meeting. Each Class I director elected at the Annual Meeting will hold office until the annual meeting of shareholders to be held in 2004.

         On December 21, 2000, Timothy M. Kilpatrick, M.D. resigned as a Director of the Company. The Board of Directors of the Company approved Brian C. Carr, President of the Company, to replace Mr. Kilpatrick as a Director. Mr. Carr will serve the remainder of Dr. Kilpatrick's term until 2002.


         On March 23, 2001, Thomas S. Roberts resigned as a Director of the Company. The Board of Directors of the Company approved Martin Gibson to replace Mr. Roberts as a Director. Mr. Gibson will serve the remainder of Mr. Robert's term until 2002.


         The Company is considering expanding the size of its Board of Directors by adding one or more additional independent directors who can add unique value and perspective to the Board. If added, any such director shall serve until the annual meeting following his or her appointment to the Board.

         All proxies will be voted for Mr. New and Mr. Stamps, absent contrary instructions. The Board of Directors has no reason to believe that the nominees will refuse or be unable to accept election; however, in the event that any nominee is unwilling or unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not specifically direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.



                                   MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of the Company are as follows:

Name                                             Age     Position with Company
----                                             ---     ---------------------
James C. New (1)............................     55      Chairman of the Board, Chief Executive Officer
                                                         and Director
Alan Levin, M.D. (1)........................     49      Chief Operating Officer and Director
Brian C. Carr...............................     39      President and Director
Gregory A. Marsh............................     40      Vice President, Chief Financial Officer and
                                                         Secretary
James E. Billington.........................     38      Senior Vice President, Operations
Dennis M. Smith, Jr., M.D. .................     49      Senior Vice President and Medical Director
Stephen V. Fuller...........................     46      Senior Vice President, Human Resources
Michael J. Downs............................     46      Chief Information Officer
Bruce C. Walton.............................     41      Vice President, Sales and Marketing
Martin Gibson (1) (2) (3)...................     62      Director
C. Arnold Renschler, M.D. (2)...............     59      Director
E. Roe Stamps, IV (3).......................     54      Director

----------------
      (1) Member of Acquisition Committee.
      (2) Member of Audit Committee.
      (3) Member of Compensation Committee.

         James C. New is Chairman of the Board of Directors and has been the President, Chief Executive Officer and a director of AmeriPath since January 1996. Prior to joining AmeriPath, Mr. New served as President and Chief Executive Officer, and as a director of RehabClinics, Inc., one of the largest outpatient rehabilitation companies in the country, which he founded in 1991. RehabClinics completed its initial public offering in June 1992 and merged with NovaCare, Inc. in February 1994. Mr. New was President of NovaCare, Inc.'s Outpatient Division from 1994 to 1995. Prior to founding RehabClinics, Inc., he served as President of Greater Atlantic Health Service and Physicians Choice of Southeastern Pennsylvania, both HMOs. From 1993 through 1996, Mr. New was the Chairman of the Acquisition Committee and member of the Board of Directors of Pet Practice, Inc. From 1978 to 1985, Mr. New served in various executive positions at Textron, Inc. and Emerson Electric, Inc.

         Alan Levin, M.D. has been Chief Operating Officer since September 1996. He became a director and a physician employed by a subsidiary of the Company (an "Affiliated Physician") in June 1996 after the Company acquired Derrick and Associates. Prior to that, he served on the Board of Directors of Derrick since 1987, as Treasurer from 1990 to 1994, and President from 1994 until the Company's acquisition of Derrick. Dr. Levin has 19 years experience as a pathologist and is board certified in anatomic and clinical pathology. He served as the medical director of the inpatient pathology laboratory at Columbia Medical Center, Port St. Lucie, Florida from 1983 until 1997, and presently is the Chairman of that hospital's Board of Trustees. Dr. Levin received his B.A. from Emory University and his M.D. from the University of Miami Medical School. He performed his medical oncology internship at Jackson Memorial Hospital and completed his anatomic and clinical pathology residency at Mount Sinai Medical Center in Miami Beach, Florida.


         Brian C. Carr became President of AmeriPath effective November 30, 2000 and a Director of the Company in December 2000. Most recently, he was the co-founder, Chief Executive Officer and a Director of Pathology Consultants of America, Inc., a Tennessee corporation doing business as Inform DX (PCA). Prior to founding PCA in 1997, Mr. Carr spent two years at PhyCor, most recently serving as Director, Corporate Services, where he was responsible for activities related to the acquisition of multispecialty medical clinics. Previously, Mr. Carr spent seven years with Allied Clinical Laboratories, serving in five different positions, most recently as Vice President, General Manager of the Southwest Division.

         Gregory A. Marsh has served as the Vice President, Chief Financial Officer and Secretary since February 2001. From August 1996 to February 2001, he served as Vice President, Corporate Controller of AmeriPath. Prior to joining AmeriPath, Mr. Marsh was the Director of Budgeting and Financial Analysis for Sensormatic Electronics Corporation from November 1991 to July 1996. From 1983 to October 1991, Mr. Marsh worked for Coopers & Lybrand in Pittsburgh, PA and South Florida. Mr. Marsh is a Certified Public Accountant in the State of Florida and he received his B.S. in Accounting from Slippery Rock State College in Pennsylvania.

         James E. Billington has been the Senior Vice President of Operations of AmeriPath since November 30, 2000. Prior to this position, he was the co-founder, President, Chief Operating Officer and Chief Compliance Officer of Pathology Consultants of America, Inc., a Tennessee corporation doing business as Inform DX (PCA). Prior to founding PCA in 1997, Mr. Billington served as Vice President, Administration/Finance for Laboratory Corporation of America (LabCorp). In this capacity, he had operational and financial oversight for six operating regions with combined annual revenues of $532 million. Previously, Mr. Billington spent five years with Allied Clinical Laboratories, most recently serving as Assistant Vice President, Controller for the Texas Division. From 1984 to 1989, Mr. Billington served in various audit roles in the public accounting industry.

         Dennis M. Smith, Jr., M.D., has been the Senior Vice President and Medical Director of AmeriPath since March 1999. Dr. Smith heads AmeriPath's genomic strategies. He also holds the position of Director of Laboratories at Memorial Hospital in Jacksonville. Currently, Dr. Smith chairs the Board of Trustees of the National Blood Foundation and sits on the Board of Directors, the Florida-Georgia Blood Alliance, and Immucor, Inc. He is a member of Vanderbilt University's School of Engineering's Committee of Visitors. Dr. Smith was previously President of the American Association of Blood Banks and Director and Executive Head of the American Red Cross Blood Services, Nashville Region.

         Stephen V. Fuller began his employment at AmeriPath as Vice President of Human Resources in November 1996, and was promoted to Senior Vice President of Human Resources in June 1999. Prior to joining AmeriPath, he held executive human resources positions at Miami Heart Institute, Delray Medical Center, Hialeah Hospital, South Miami Hospital, Highland Park General Hospital, and the University of Miami/Jackson Memorial Medical Center. Mr. Fuller has 23 years of experience in healthcare human resources, and is certified by the HR Certification Institute as a Senior Professional in Human Resources (SPHR). He received his Bachelor of Science in Personnel Management and Industrial Relations from Auburn University, and his Masters of Business Administration from Nova Southeastern University. As an active member in the Society for Human Resources Management, Mr. Fuller has served in a variety of leadership capacities including Area II Board Member, Board Member of the HR Florida State Council, State Director for Florida, District Director for South Florida, and President of the Greater Miami Society for Human Resources Management.


         Michael Downs has been the Chief Information Officer of AmeriPath since March 2000 and has 18 years of information technology experience in laboratories, hospitals, and healthcare. Prior to joining AmeriPath, he held a management consulting position with Interim Healthcare, senior management positions with Corning Life Sciences/Quest Diagnostics, New York University Medical Center, American Express International Bank, and American Home Products' Wyeth-Ayerst Laboratory Division. Mr. Downs holds an A.A.S. in Computer Technology from County College of Morris, and received both his B.A. in Organizational Communications and his M.A. in Business Education from New York University.

         Bruce C. Walton has served as the Vice President of Sales, Marketing, and Contracting since July 2000. He joined AmeriPath in July 1999 as National Director of Sales. Prior to that, he spent 15 years with C.R. Bard in various sales and management positions. Mr. Walton received his B.S. degree in Business Administration from Indiana University of Pennsylvania.

         E. Martin Gibson retired from Corning, Incorporated in 1994 after a 32-year career. His last position at Corning was Chairman and CEO of Corning Lab Services, Inc., the company's largest subsidiary. He served as a Corning Director for 11 years. Mr. Gibson serves as a Director of The IT Group Inc. (formerly known as International Technology Corporation) (ITX - NYSE), an environmental engineering and consulting firm, and Hardinge, Inc. (HDNG - NASDAQ), a machine tool company. Mr. Gibson is a graduate of Yale University and has an MBA from the University of Pennsylvania.

         C. Arnold Renschler, M.D. has been a director of the Company since April 1997. Recently retired in May 2000, he had been Executive Vice President of Bergen Brunswig (BBC-NYSE) since April 1999. From December 1997 to April 1999, he was President and CEO of PharMerica, Inc. and a member of it Board of Directors. From June 1996 to November 1997, Dr. Renschler was President and Chief Executive Officer of Pharmacy Corporation of America, a division of Beverly Enterprises, Inc. From January 1990 to June 1996, he held various positions, including serving as a Director, President and Chief Operating Officer and Chief Clinical Officer at NovaCare, Inc. He currently serves as a Director of two privately-held healthcare companies, Cora Health, Inc. and Elderport, Inc. Dr. Renschler is certified in pediatric medicine. He received his B.A. from Walla Walla College and his M.D. from Loma Linda University School of Medicine. He completed his internal medicine residency at Georgetown University Hospital in Washington, D.C., and his pediatric residency at Stanford University in Palo Alto, California.

         E. Roe Stamps, IV has been a Director of the company since February 1996, and was a Director of American Laboratory Associates from 1994 to 1996. Mr. Stamps has over 25 years experience in private equity investing. Prior to co-founding Summit Partners in 1984, Mr. Stamps was a General Partner at TA Associates, a Senior Investment Manager at First Chicago Investment Corporation, and an Associate with The Palmer Organization. He has served as a Director of numerous private and public companies, including Boca Research, Inc. and Pediatrix Medical Group, Inc. He is also a past Director of the National Venture Capital Association. Mr. Stamps received B.S. and M.S. degrees in Industrial Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard Business School.


Meetings and Committees of the Board of Directors

         During the Company's year ended December 31, 2000, the Company's Board of Directors held four formal meetings and took a number of other actions by written consent. During 2000, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

         The only committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Acquisition Committee.


         Mr. Roberts and Dr. Renschler were the members of the Audit Committee during 2000, which held three meetings. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (ii) reviewing the plan and scope of independent audits, (iii) reviewing the Company's significant accounting policies and internal controls,
(iv) having general responsibility for all related auditing matters, and (v) reporting its recommendations and findings to the full Board of Directors. The members of the Audit Committee for 2001 are Dr. Renschler and Mr. Gibson. All members of the audit committee are independent (as such term is defined in Rule 4200(a)(15) of the NASD listing standards).


         Messrs. Roberts and Stamps were the members of the Compensation Committee during 2000, which held three meetings during 2000 and took a number of other actions by written consent. The Compensation Committee reviews and approves the compensation of the Company's chief executive officer and administers the Company's stock option plans. The members of the Compensation Committee for 2001 are Messrs. Stamps and Gibson.

         Messrs. New and Roberts and Dr. Levin were the members of the Acquisition Committee, which held three meetings during 2000 and took a number of other actions by written consent. The Acquisition Committee is authorized to review and approve acquisitions by the Company with a purchase price of less than $15 million. The Acquisition Committee reviews and recommends acquisitions of $15 million or more to the Board of Directors, for the Board's approval. The members of the Acquisition Committee for 2001 are Messrs. New and Gibson and Dr. Levin. The Small Acquisition Committee, of which Mr. New is the sole member, is authorized to review and approve acquisitions by the Company with a purchase price up to $3 million.

Director Compensation


         The Company pays each director who is not an employee a retainer of $10,000 per year plus a $1,500 fee for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors for those meetings attended in person by such directors. In addition, each director who is not an employee of the Company is eligible to receive options to purchase shares of Common Stock under the Company's 1996 Director's Stock Option Plan, in connection with his initial election to the Board of Directors (5,000 options upon initial election) and discretionary grants of options to purchase additional shares from time to time thereafter. The Company also reimburses all Directors for out-of-pocket expenses incurred in connection with the rendering of services as a director. For the year ended December 31, 2000, Dr. Renschler also received a special $10,000 award from the Company.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the aggregate compensation paid or earned during the prior three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus was $100,000 or more for 2000 (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers").

                                                                Annual               Long-Term
                                                            Compensation(1)        Compensation
                                                      --------------------------   ------------
                                                                                     Number of
Name and Principal Position             Fiscal Year    Salary ($)     Bonus ($)    Options Granted
-------------------------------------  -------------  -------------  -----------  -----------------
James C. New                               2000         375,000        225,000            61,000
Chairman of the Board, President and       1999         350,000        190,000            50,000
Chief Executive Officer                    1998         300,000        200,000            40,000

Alan Levin, M.D.                           2000         279,394         96,900            28,500
Chief Operating Officer                    1999         270,636         84,700            20,000
                                           1998         263,756         96,250            20,000

Robert P. Wynn (2)                         2000         196,967         43,904            20,000
Executive Vice President and               1999         170,291         72,000            20,000
Chief Financial Officer                    1998         159,140         86,225            20,000

Dennis M. Smith, Jr., M.D. (3)             2000         252,308             --            34,000
Senior Vice President and                  1999         294,167         33,333            25,000
Medical Director

Stephen V. Fuller                          2000         163,077         66,500            20,000
Senior Vice President, Human               1999         135,572         60,100            15,000
Resources                                  1998         114,318         50,163            15,000

---------------
(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than the lesser of 10% of the total annual salary and bonus of such officer or $50,000.

(2) As of February 1, 2001, Mr. Wynn retired as Executive Vice President and Chief Financial Officer of the Company.

(3) Dr. Smith became the Senior Vice President and Medical Director on March 1, 1999.

Option Grants Table

         The following table sets forth certain information regarding options granted to the Named Executive Officers during 2000.

                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                          Number of      Percent of Total                              Price Appreciation for Option Term
                         Securities      Options Granted     Exercise                                (2)
                         Underlying      to Employees in     Price Per    Expiration   ----------------------------------
Name                  Options Granted         Year           Share (1)       Date           5%              10%
-------------------- ------------------ ------------------- ------------ ------------  ----------------------------------
James C. New                  61,000            15.5%            $7.63     5/04/10        $292,706        $741,776

Alan Levin, M.D.              28,500             7.3%            $7.63     5/04/10        $136,756        $346,567

Robert P. Wynn                20,000             5.1%            $7.63     5/04/10        $ 95,969        $243,205

Dennis M. Smith, Jr.,         34,000             8.7%            $7.63     5/04/10        $163,148        $413,449
M.D.

Stephen V. Fuller             20,000             5.1%            $7.63     5/04/10        $ 95,969        $243,205

------------------
(1) All options were granted under the Company's Amended and Restated 1996 Stock Option Plan at exercise prices equal to or greater than the fair market value of the Common Stock on the date of the grant, and vest over five years with a ten year term.

(2) These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock.

Option Exercises in Last Year and Year-End Option Value Table

         The following table sets forth information regarding exercise of options during 2000 and the options held at December 31, 2000 by each of the Named Executive Officers.

                                                               Number of              Value of Unexercised
                                                          Unexercised Options         In-The-Money Options
                           Number of                        at Year End (#)           at 2000 Year End (1)
                            Options       Amount       -------------------------    -------------------------
Name                       Exercised     Realized      Exercisable Unexercisable    Exercisable Unexercisable
----------------           ---------     --------      ----------- -------------    ----------- -------------
James C. New                   --           --           386,011       125,000       $8,747,797  $2,016,930

Alan Levin, M.D.               --           --            33,600        63,700       $  481,000  $1,012,245

Robert P. Wynn               70,000      $822,904        135,600        48,000       $3,109,804  $  756,600

Dennis  M.  Smith,  Jr.,       --           --             9,000        60,000       $  122,195  $  970,130
M.D.

Stephen V. Fuller              --           --            16,800        45,000       $  234,750  $  714,300

----------------
(1) The indicated value of the options is a computation of the difference between the applicable option exercise price and the closing market price of the Common Stock as of December 31, 2000 ($25.00) multiplied by the number of shares of Common Stock underlying such option.

Employment Agreements

         The Company entered into an employment agreement with Mr. New effective January 1, 1996, pursuant to which Mr. New is eligible to receive an annual bonus up to 50% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. For the year ended December 31, 2000, the Compensation Committee of the Board of Directors determined that Mr. New exceeded his performance objectives for 2000 and awarded a bonus to Mr. New that exceeded 50% of his base salary. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. New will receive his base salary and benefits for a period of 12 months.

         In addition, on November 1, 1999, the Company entered a Consulting and Non-competition Agreement with Mr. New, providing for continuation of Mr. New's current salary and benefits for an additional 12 month period in exchange for Mr. New's agreement to provide certain consulting services, and to refrain from competing with or soliciting personnel from the Company, during the agreement's (24-month) term. This agreement becomes effective if either (a) Mr. New's employment with the Company is terminated for a reason other than death, disability or voluntary resignation prior to a change-in-control of the Company, or by the Company for "cause", or (b) Mr. New voluntarily resigns following a change-in-control of the Company. Upon effectiveness of this agreement, Mr. New's consulting fee would be $100,000 and compensation for his restrictive covenant would be $250,000.

         On August 12, 1999, the Company entered into Executive Retention Agreements with certain executive officers of the Company, following approval of such agreements by the Company's Board of Directors. Each agreement generally provides that in the event of a "change in control" of the Company (as defined therein), the Company will continue to employ the Officer under the agreement for a period of one year following the change in control, at a monthly salary (the "Base Salary") equal to the highest monthly salary paid to the Officer during the twelve months preceding the change in control. In addition, upon the occurrence of a change in control, the Officer will receive a bonus equal to twelve times the Base Salary, and at the end of the one-year employment period, the Officer will receive another bonus in the same amount. The agreements provide for various termination payments if employment is terminated prior to the end of the one-year employment period.

         In February 1996, the Company assumed Mr. Wynn's employment agreement with American Laboratory Associates. The agreement, which was subsequently amended, provided that Mr. Wynn may receive an annual bonus of up to 35% based on his achievement of performance objectives determined by the Company. Upon termination of his employment without cause, Mr. Wynn would receive his base salary for a period of 12 months. Mr. Wynn also entered into the Executive Retention Agreement as described above. Mr. Wynn retired from the Company as of February 1, 2001. All the above agreements terminated on that day.

         The Company entered into an employment agreement with Dr. Levin, in his capacity as an Affiliated Physician, as of June 30, 1996 in connection with the Company's acquisition of Derrick and Associates. Effective October 1, 1996, the Company entered into an additional agreement with Dr. Levin pursuant to which Dr. Levin became Chief Operating Officer of AmeriPath and amended his existing employment agreement. These agreements provide for aggregate annual base salary of $255,000. Upon termination by the Company other than for cause, Dr. Levin would receive his annual salary for one year. Dr. Levin also entered into the Executive Retention Agreement as described above.

         The Company entered into an employment agreement with Dr. Smith, in his capacity as an Affiliated Physician, as of December 1, 1997 in connection with the Company's acquisition of

Laboratory Physicians in Jacksonville, Florida. Effective March 1, 1999, the Company entered into an additional agreement with Dr. Smith pursuant to which Dr. Smith became Vice President and Medical Director of AmeriPath and amended his existing employment agreement. These agreements provide for an aggregate annual salary of $310,000. Upon termination by the Company other than for cause, Dr. Smith would receive his annual salary for one year.

         The Company entered into an employment agreement with Mr. Fuller in his capacity of Senior Vice President, Human Resources in October 1998. The agreement provides that Mr. Fuller is eligible to receive a bonus up to 25% of base compensation for 2000 based upon attaining mutually agreed upon goals. The bonus granted Mr. Fuller in 2000 included an additional discretionary bonus in excess of the bonus provided for under his agreement. Upon termination of his employment without cause, Mr. Fuller would receive his base salary for a period of 12 months.

         In addition to their roles as executive officers and directors of the Company, Drs. Levin and Smith are also employed by the Company as Affiliated Physicians and have entered into separate employment agreements with the Company that govern their relationship as Affiliated Physicians. Each such employment agreement provides for a covenant not to compete during the Affiliated Physician's employment and for a period of two years thereafter.

         Each of the Named Executive Officers holds options to purchase Common Stock granted under the Company's Amended and Restated 1996 Stock Option Plan. Such options generally become fully exercisable upon: (i) a merger, consolidation, reorganization, liquidation, or dissolution in which the Company does not survive; (ii) a sale, lease, exchange or other disposition of all or substantially all of the Company's property or other assets; (iii) certain specified changes in control of the Company.


Long-Term Incentive and Pension Plans

         The Company does not have any long-term incentive or pension plans.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions


         From 1996 through March 23, 2001, the Compensation Committee of the Board of Directors has consisted of Messrs. Roberts and Stamps. Since March 23, 2001, the Compensation Committee of the Board of Directors has consisted of Messrs. Stamps and Gibson. All compensation decisions affecting Mr. New were approved by the Compensation Committee and by the Company's Board of Directors, except for Mr. New.



Compensation Committee Report on Executive Compensation

         Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

         The Compensation Committee is responsible for determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the basis for their awards, stock options and other benefits.

         The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting, retaining and motivating qualified management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of the Company's goals and performance.

         It is the Compensation Committee's view that senior executives' interests should complement those of the stockholders. Accordingly, consistent with prior practice, it is anticipated that a substantial portion of senior executive compensation above a base salary will be provided through bonuses tied to certain indicators of Company performance and through the grant of stock options, thus creating incentives for executives to achieve long term Company objectives and increase stockholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position in question and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. Annual bonuses are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and the responsibilities assumed by the executive.

         The Compensation Committee has reviewed the Company's existing management compensation arrangements and has consulted with the Chief Executive Officer to evaluate the Company's current compensation programs, and believes that they are consistent with the philosophy of the Compensation Committee. Additionally, the Compensation Committee has made certain recommendations for the present year regarding evaluation criteria in connection with the incentive compensation to be awarded to the Company's senior management.

         Executive Officer Compensation. The determination of 2000 executive officer compensation by the Compensation Committee was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendations from the Company's Chief Executive Officer. In addition, the executive officers who are physicians that sold their practices to the Company had previously existing employment agreements which were assumed by the Company and that designate a substantial portion of such officers' compensation. See "--Employment Agreements" above for a description of the Company's agreements with named executive officers related to compensation.

         Chief Executive Officer Compensation. The principal factors considered by the Compensation Committee and the Board of Directors in determining the 2000 salary and bonus for James C. New, the Chief Executive Officer of the Company, included the factors described in the preceding paragraph and an analysis of the compensation of chief executive officers of comparable public companies similar in size and capitalization to the Company, and it was the view of the Compensation Committee that Mr. New's 2000 compensation was reasonable in comparison. Based on such factors, Mr. New's base salary was increased from $350,000 to $375,000 for 2000, and his 2000 bonus was awarded based upon his achievement of performance objectives during 2000 that the Compensation Committee established early in the year, including the Company's attainment of revenue, earnings-per-share, practice acquisition and other goals. Because Mr. New exceeded the performance goals set by the Compensation Committee, Mr. New was awarded a bonus in 2000 that exceeded 50% of his base salary. Based on Mr. New's and the Company's performance in 2000, Mr. New's base salary for 2001 was increased to $425,000.

                                                 Thomas S. Roberts
                                                 E. Roe Stamps, IV

                                                 As Members of the
                                                 Compensation Committee

Performance Graph

         The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market Index and the Nasdaq Health Services Index commencing on October 22, 1997 (the first day the Common Stock began trading on the Nasdaq Stock Market) through December 31, 2000. The closing price of the Company's Common Stock used in the graph for October 22, 1997 was $19.75, the initial public offering closing price. The graph assumes a $100 investment on October 22, 1997 in each of AmeriPath Common Stock, the Nasdaq Stock Market Index and the Nasdaq Health Services Index.



AMERIPATH, INC.

                            10/97   12/97    3/98    6/98    9/98   12/98    3/99    6/99    9/99   12/99
                            -----------------------------------------------------------------------------
AMERIPATH, INC.             100.00  86.08   93.35   59.81   75.32   45.25   45.57   43.67   42.41   41.46
NASDAQ STOCK MARKET (U.S.)  100.00  92.23  107.94  110.92  100.09  130.07  145.87  159.57  163.55  241.73
NASDAQ HEALTH SERVICES      100.00  86.88   95.31   86.55   65.01   73.64   65.93   81.45   60.19   59.25

                              3/00    6/00    9/00   12/00
                            ------------------------------
AMERIPATH, INC.              41.14   44.94   73.42  126.58
NASDAQ STOCK MARKET (U.S.)  271.33  235.91  217.10  145.47
NASDAQ HEALTH SERVICES       61.59   62.85   69.78   81.24

                              CERTAIN TRANSACTIONS

         Pursuant to the Company's acquisition of Derrick and Associates in 1996, Dr. Levin received in exchange for his interest in Derrick a Subordinated Contingent Note in the maximum principal amount of $584,615. The Company paid $163,052, including interest, to Dr. Levin in 2000 with respect to the Contingent Note based upon operating earnings achieved in 1999.

         Pursuant to the Company's acquisition of Laboratory Physicians, Jacksonville ("LPJ") in 1997, Dr. Smith received in exchange for his interest in LPJ a Subordinated Contingent Note in the maximum principal amount of $1,420,000. The Company paid $171,052, including interest, to Dr. Smith in 2000 with respect to the Contingent Note based upon operating earnings achieved in 1999.

Section 16(a) Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports that they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 2000, except that Mr. Walton, Mr. Downs, Dr. Levin and Dr. Smith each made one filing after the due date.


                          REPORT OF THE AUDIT COMMITTEE

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Audit Committee's activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Deloitte & Touche LLP (the independent auditors) is responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon. In this context, we have reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence. In addition, we have considered the compatibility of nonaudit services with the auditors' independence. In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements, referred to above, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission. The Board of Directors has adopted a written Audit Committee Charter which is attached hereto as Exhibit B.

                                                  Thomas S. Roberts
                                                  C. Arnold Renschler

                                                  As Members of the
                                                  Audit Committee


               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

         For the reasons set forth below, the Board of Directors believes that it is in the best interest of the Company and its shareholders to amend the Company's Certificate of Incorporation as discussed below. The purpose of the amendment is to increase the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares.

Purpose of the Amendment to the Certificate of Incorporation

The primary purpose of the proposed amendment to Article IV of the Certificate of Incorporation is to increase the number of authorized shares of the Company's Common Stock in order to make additional shares of authorized Common Stock available for use by the Board of Directors as it deems necessary or appropriate. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. The amendment would provide additional authorized shares of Common Stock that may be used from time to time for corporate purposes that the Board of Directors may deem desirable, including, without limitation, financings, acquisitions, stock splits, stock dividends or other distributions, stock grants, stock options and employee benefit plans. The Board of Directors believes the availability of additional shares of Common Stock for such purposes without unnecessary delay will be beneficial to the Company by providing it with the flexibility required to consider and respond to future corporate opportunities and needs as they arise. The Company has no current plans with respect to the additional authorized but unissued shares of Common Stock that will result from the amendment that it considers probable.

Possible Effects of the Amendment to the Certificate of Incorporation

         If the stockholders approve the proposed amendment to the Certificate of Incorporation, the Company will have additional authorized but unissued shares of Common Stock that may be issued without further action or authorization of the stockholders (except as required by law or the rules of the Nasdaq Stock Market or other stock exchange on which the Company's securities may then be listed). The proposed increase in the number of authorized shares of Common Stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits of the law) in one or more transactions that could make a change of control more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share. In addition, the issuance of additional shares of Common Stock could have a dilutive effect on the voting power of the current stockholders because they do not have preemptive rights. Substantial additional issuances of Common Stock could also effect the market price of the Common Stock.

Required Vote and Recommendation

         Affirmative votes of the holders of at least a majority of the outstanding shares of Common Stock are required to approve the proposed amendments to the Company's Certificate of Incorporation. Under the applicable provisions of the Delaware General Corporation Law, the Company's stockholders have no appraisal rights with respect to the proposed amendments. If the amendments are adopted, they will become effective upon the filing of the Certificate of Incorporation, as amended, with the Delaware Secretary of State.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                               PROPOSAL TO APPROVE
                      THE COMPANY'S 2001 STOCK OPTION PLAN


General

         The Company currently maintains the AmeriPath, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan"), which provides for the grant of options to purchase shares of the Company's Common Stock to key employees and consultants of the Company and its subsidiaries. As of March 16,, 2001, there were 102,000 shares of Common Stock remaining available for the grant of options under the 1996 Plan.


         On March 23, 2001 the Board of Directors adopted the AmeriPath, Inc. 2001 Stock Option Plan (the "Plan"), subject to approval of the Plan by the shareholders at the Annual Meeting. Whether or not the shareholders approve the Plan, the Company may continue to grant options under the 1996 Plan until the shares authorized thereunder are depleted or until such plan otherwise expires. Certain material features of the Plan are discussed below; however, such description is subject to, and is qualified in its entirety by, the full text of the Plan attached hereto as Exhibit A.


         The purpose of the Plan is to provide an additional incentive to retain and motivate key employees and consultants or advisors who have an opportunity to contribute to the success of the Company, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase Common Stock to persons selected by the administrators of the Plan from the class of all employees of the Company or any subsidiary, including directors and officers who are employees, which class presently consists of approximately 2,000 persons, (b) the provision of loans for the purpose of financing the exercise price of options and the amount of taxes payable in connection therewith, and (c) the use of already owned shares of Common Stock as payment of the exercise price for options granted under the Plan. Consultants and advisors to the Company are also eligible to receive options under the Plan, whether or not they are employees of the Company.The Company's reason for submitting the Plan for shareholder approval at the Annual Meeting is so that incentive stock options may be awarded and so that future awards made under the plan may be fully deductible without regard for the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code denies a federal income tax deduction for all compensation received by the chief executive officer and any of the four other most highly compensated executives in excess of $1,000,000 for a taxable year. The Treasury Regulations promulgated under Section 162(m) of the Code provide that, subject to certain restrictions, the $1,000,000 limit will not apply to any compensation, including stock based compensation, paid pursuant to a plan that is approved by shareholders. Accordingly, Section 162(m) of the Code can limit the deductibility of annual compensation expense over $1,000,000 per person with respect to compensation of certain top executives in certain circumstances. The Company believes that the Plan (if approved by shareholders at the Annual Meeting) satisfies the requirements of Section 162(m) of the Code regarding the applicability of such expense deduction limitation. Options granted under the Plan, when exercised, may result in compensation expense to the Company for federal income tax purposes (see "Federal Income Tax Consequences" below).

         The Plan provides that it is to be administered by the Compensation Committee of the Board, and the Company believes that the Compensation Committee members satisfy the Committee eligibility requirements under the Plan. Among other things, to qualify as a "non-employee director" or an "outside director," a director must not be an employee of the Company and must not receive compensation from the Company in any capacity other than as a director (other than certain limited amounts within specified limitations). The Board has authority to also administer the Plan in its discretion, under certain circumstances.

         Subject to the terms of the Plan, the Compensation Committee in its sole discretion determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Compensation Committee has full power and authority to construe and interpret the Plan, and the acts of the Compensation Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.


         An aggregate of 2,000,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance upon exercise of options granted under the Plan. The shares acquired upon exercise of options granted under the Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan. The maximum number of shares with respect to which options may be granted to any one optionee in any calendar year may not exceed 2,000,000.



Certain Terms and Conditions

         All grants of options under the Plan must be evidenced by a written agreement between the Company and the grantee. Such agreement shall contain such terms and conditions as the Compensation Committee shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted. Options may be nonqualified stock options or incentive stock options, as determined by the Compensation Committee under the Plan (see "Federal Income Tax Consequences" below).


         Under the Plan, the option price per share of Common Stock may be any price determined by the Compensation Committee; provided, however, that in no event shall the option price of any option be less than the fair market value per share of Common Stock on the date of grant (or less than 110% of fair market value if an incentive stock option is granted to a holder of 10% or more of the Company's voting securities). For purposes of the Plan, and for so long as the Company's Common Stock is listed on the Nasdaq National Market, the term "fair market value" means the closing price of the Common Stock as reported on the Nasdaq National Market on the business day immediately preceding the date of grant, unless the Compensation Committee shall determine otherwise in a fair and uniform manner. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, through a broker in connection with a "cashless exercise program" approved by the Company, or by a combination of the foregoing. The Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes.


         Options otherwise qualifying as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value (determined at the time the option is granted) of the Common Stock, with respect to which options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company or any subsidiary), exceeds $100,000.


         Options granted under the Plan are generally not assignable or transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee has discretion to permit transfers of nonqualified options under certain conditions provided in the Plan. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Compensation Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Compensation Committee determines. The Compensation Committee may in its sole discretion accelerate the date on which any option may be exercised. Upon an optionee's death or disability, all of his or her outstanding options will become fully exercisable. After such acceleration of vesting, any of his or her options will continue or lapse in accordance with the other provisions of the plan and his or her option agreement.


         Unless otherwise provided in an option, the unexercised portion of any option granted under the Plan shall automatically be terminated (a) one year after the date on which the optionee's employment or other service to the Company is terminated for any reason, including disability, other than (i) cause (as defined in the Plan), or (ii) death; (b) immediately upon the termination of the optionee's employment (or other service) for cause; (c) ninety days after the optionee's voluntary termination of service; or (d) twelve months after the date of the optionee's death, if death occurs during employment or during the one year or ninety day periods described above.

         To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, stock split, or combination or Company exchange of shares


         The Plan will continue in effect until all options granted thereunder have expired or been exercised, except that no stock options can be granted after May 3, 2011. The Compensation Committee or the Board may amend the Plan or any option at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. In addition, no such amendment may, without approval of the Company's shareholders, materially increase the number of shares of Common Stock reserved for issuance under the Plan, or materially modify the requirements for eligibility to receive options under the Plan.

Federal Income Tax Consequences

         The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares purchased pursuant to the exercise of the option. This taxable ordinary income will be subject to Federal income tax withholding, and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

         If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

         Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding," the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         Only employees of the Company or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisors or consultants to the Company will be taxed solely under the rules applicable to nonqualified stock options.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee.

         The Compensation Committee may, but is not required to, permit the transfer of nonqualified stock options and other awards granted under the Plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee's immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, the Company, and the transferee, under present federal tax regulations, upon the transfer and exercise of such options. The tax effect of transferring nonqualified stock options may vary depending upon the particular circumstances, and the federal tax laws and regulations change frequently. Optionees should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws. Under the Code, incentive stock options cannot be transferred other than by will or the laws of descent and distribution.

         Federal Income Tax. There will be no federal income tax consequences to the optionee, the Company or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of (a) the fair market value of the option shares upon the exercise of such option over (b) the exercise price, and the Company will be allowed a corresponding deduction. The gain, if any, realized upon the transferee's subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee's holding period. The transferee's basis in the stock will be the fair market value of such stock at the time of exercise of the option.

         Federal Estate and Gift Tax. If an optionee transfers a nonqualified stock option to a transferee during the optionee's life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable.

However, if the optionee transfers a fully exercisable option during life, the optionee will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If an optionee transfers an option to a transferee by reason of the optionee's death, the option will be included in the optionee's gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a "Black-Scholes" or other appropriate option pricing methodology, in accordance with IRS requirements.

         Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

Benefits to Named Executive Officers and Others

         As of the date of this proxy statement, no awards had been granted or approved for grant under the Plan. Any awards under the Plan will be made at the discretion of the Compensation Committee or the Board, as the case may be. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the Plan.

Vote Required and Recommendation

         The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the Plan at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN.


                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee recommends, and the Board of Directors selects, independent public accountants for The Company. The Audit Committee has recommended that Deloitte & Touche LLP, who served during 2000, be selected for 2001, and the Board has approved the selection. Unless a stockholder directs otherwise, proxies will be voted for the approval of the selection of Deloitte & Touche LLP as independent public accountants for 2001. If the appointment of Deloitte & Touche LLP is not approved by the stockholders, the Board will consider the selection of other independent public accountants for 2001.

         A representative of Deloitte & Touche LLP is expected to be present at the 2001 Annual Meeting of Stockholders. The representative will be given the opportunity to make a statement, if they desire to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $230,000.

Financial Information Systems Design and Implementation Fees

         There were no fees billed by Deloitte & Touche LLP for professional services rendered to the Company during the fiscal year ended December 31, 2000 in connection with operating, or supervising the operation of, the Company's financial information systems or managing the Company's local area network and designing and implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

All Other Fees

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered during the fiscal year ended December 31, 2000, other than as stated above under the captions Audit Fees and Financial Information Systems Design and Implementation Fees, were $172,570.

Audit Committee Review

         The Company's Audit Committee has reviewed the services rendered and the fees billed by Deloitte & Touche LLP for the fiscal year ending December 31, 2000. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of Deloitte & Touche LLP as the Company's independent accountants.

         The Board of Directors recommends a vote FOR the approval of the selection of Deloitte & Touche LLP as the Company's independent accountants for 2001.


                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS


         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's Annual Meeting of Stockholders to be held in 2002 must deliver a proposal in writing to the Company's principal executive offices no later December 6, 2001. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

         In addition, in order for a stockholder's proposal or director nomination to be raised from the floor during next year's annual meeting, written notice must be received by the Company after November 6, 2001 but no later than December 6, 2001 and must contain all such information as required under the Company's Bylaws. A copy of such Bylaw requirements for stockholder proposals and nominations is available upon request from the Company's Investor Relations Department, 7289 Garden Road, Suite 200, Riviera Beach, Florida, 33404.



                                            By Order of the Board of Directors,


                                            JAMES C. NEW
                                            Chairman of the Board and
                                            Chief Executive Officer


Riviera Beach, Florida
April 5, 2001

                                                                       EXHIBIT A


                                 AMERIPATH, INC.

                             2001 STOCK OPTION PLAN

         1. Purpose. The purpose of this Plan is to advance the interests of AmeriPath, Inc., a Delaware corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who are key to the Company or its Subsidiaries, including key employees of and consultants or advisors to the Company or its Subsidiaries, whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. Definitions. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b)      "Cause" shall mean any of the following:

                           (i) a determination by the Company that there has been a willful or grossly negligent failure by the Optionee to perform his duties as an employee or Non-Employee Eligible Individual of the Company;

                           (ii) any conduct by the Optionee that either results in the conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

                           (iii) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company's best interest, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

                           (iv) a determination by the Company that the Optionee has willfully or materially failed to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct showing such willful or wanton disregard of the interests of the Company or occasioned by a deliberate violation or disregard of standards of behavior that the Company has a right to expect of its employees or of Non-Employee Eligible Individuals; or

                           (v) if the Optionee, while employed by the Company and for two years thereafter, fails to safeguard, and divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information.


                  (c) "Change in Control" means and includes the occurrence of any one of the following events:


                           (i) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors

                                                                       EXHIBIT A


         then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

                           (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of more than 50% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any parent company or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph
         (iii)); or

                           (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Company"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of more than 50% of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of more than 50% of the total

                                                                       EXHIBIT A


         voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (C) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                           (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean the committee appointed pursuant to Section 13 hereof to administer the Plan.

                  (f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                  (g) "Confidential Information" shall mean any and all information pertaining to the Company (including information relating to its services, marketing practices, management agreements, clients, customers, prospects, sources of prospects, suppliers, financial condition, results of operations, costs and methods of doing business, owners and ownership structure) that is not generally available to the public.

                  (h) "Covered Employee" shall mean any individual who, at the time of the grant of an Option, is (i) the Chief Executive Officer of the Company or is acting in such capacity ("CEO"), (ii) among the four highest compensated officers of the Company (other than the CEO), or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Code.


                  (i) "Disability" shall mean any illness or other physical or mental condition of an Optionee that renders the Optionee incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period 365 consecutive days. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Optionee's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

                  (j)      "Effective Date" shall mean May 3, 2001.

                  (k) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be
(i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any

                                                                       EXHIBIT A


newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company's Common Stock is not then publicly traded), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

                  (l) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

                  (m) "Non-Employee Eligible Individual" shall refer to an advisor or consultant to the Company who contributes or has an opportunity to contribute to the success of the Company or any Subsidiary.

                  (n) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (o) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (p) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person or otherwise.

                  (q) "Outside Director" shall mean a member of the Board who (i) is not a current employee of the Company or any Affiliate, (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or any Affiliate; (iv) does not receive remuneration either directly or indirectly, in any capacity other than as a director; and (v) satisfies any other conditions that shall from time to time be required to qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act. For this purpose, "Remuneration" shall have the meaning afforded that term pursuant to Treasury Regulations issued under Section 162(m) of the Code, and shall exclude any de minimis remuneration excluded under those Treasury Regulations.

                  (r) "Plan" shall mean this Stock Option Plan of the Company.

                  (s) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (t)      "Share" shall mean a share of the Common Stock.

                                                                       EXHIBIT A



                  (u) "Subsidiary" shall mean any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

         3.       Shares and Options. Subject to adjustment as provided in
Section 10, the aggregate number of Shares reserved and available for Options under the Plan shall be 2,000,000, which may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares purchased on the open market. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Options shall be granted within 10 years from the Effective Date.


         4. Dollar Limitation. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

         5.       Conditions for Grant of Options.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee who are employees of the Company or any Subsidiary (including employees who are directors or officers of the Company or any Subsidiary) or who are Non-Employee Eligible Individuals.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made or has the opportunity to make with respect to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of time, or upon the attainment of stated goals, or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Options granted to employees or Non-Employee Eligible Individuals under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with or service as a Non-Employee Eligible Individual to the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by or service as a Non-Employee Eligible Individual the Company or its Subsidiaries.

                                                                       EXHIBIT A


                  (d) Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary, as those terms are defined in Section 424 of the Code, at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                  (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the maximum number of Shares with respect to which Options may be granted to any one Optionee in any calendar year may not exceed 2,000,000, subject to adjustment as provided in Section 10(a) hereof. Incentive Stock Options may not be granted to any Non-Employee Eligible Individual.


         6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee; provided, however, that the exercise price of any Option shall not be less than the Fair Market Value of the Shares underlying the Option (as determined in the sole and absolute discretion of the Committee in a fair and uniform manner) on the date such Option is granted.


         7.       Exercise of Options. An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made or, in the case of exercise through a broker in a so-called "cashless exercise," as described below, arrangements that are satisfactory to the Committee in its sole discretion have been made for such payment, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, by arrangement with a broker that is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or a part of the proceeds from the sale of the Option Shares to the Company in payment of the Option price, or by a combination of the above. The Committee in its sole discretion may accept a personal check in full or partial payment for any Shares so purchased. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised, and the delivery of such Shares may be by attestation of ownership or actual delivery of one or more certificates. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option,
(iii) bear interest at the prime rate of the Company's principal lender, and
(iv) contain such other terms as the Board or Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a

                                                                       EXHIBIT A


holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan.

         8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in the individual option agreement evidencing such Option (sometimes referred to herein as the "Option"), except as otherwise provided in this Section 8:


                  (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.


                  (b) Unless otherwise provided in any Option, upon an Optionee's death or Disability during his or her employment or service as a Non-Employee Eligible Individual, all of his or her outstanding Options shall become fully exercisable. To the extent that this provision causes incentive Stock Options to exceed the dollar limitation set forth in Section 4, the excess Options shall be deemed to be Non-Statutory Stock Options.


                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9.       Termination of Option Period.

                  (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:


                           (i) one year after the date on which the Optionee's employment or service as a Non-Employee Eligible Individual is terminated by the Company for any reason, including, but not limited to, Disability, other than by reason of (A) Cause, or (B) the Optionee's death;


                           (ii) immediately upon the termination by the Company of the Optionee's employment or service as a Non-Employee Eligible Individual for Cause;

                           (iii) ninety days after the voluntary termination of employment or service as a Non-Employee Eligible Individual by the Optionee;

                           (iv) one year after the date of the Optionee's death if the Optionee dies while employed, while providing service as a Non-Eligible Individual, or during the one-year or ninety day periods described in Subsections 9(a)(i) or 9(a)(iv) hereof.

                           (v) the Option expiration date set forth in the Option agreement.


                  (b) The Committee in its sole discretion may (i) provide that an Option will be settled in cash rather than Shares upon consummation of a Change in Control, (ii) provide that an Option will be assumed by another party to the transaction giving rise to a Change in Control or otherwise be equitably converted in connected with such Change in Control, or (iii) by giving written notice

                                                                       EXHIBIT A


("cancellation notice") to the Optionee, cancel, effective upon the date of the consummation of any Change in Control, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation.


                  (c) Upon termination of an Option pursuant to the foregoing provisions of this Section 9, any Option not exercisable pursuant to
Section 8 of this Plan shall be canceled.

         10.      Adjustment of Shares.

                  (a) If, at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number or nature of issued and outstanding Shares through the declaration of a stock dividend, or through any recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, stock split, or combination or Company exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made by the Committee in the maximum number of Shares and kind of shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made by the Committee in the number of Shares and the exercise price per Share thereof and the kind of shares then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

                           (iii) without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Common Stock, the maximum number of Shares available for grant under the Plan shall be increased proportionately, and the Shares then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefor, automatically and without any required action by the Committee.

         (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole judgement and discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 8(b)(ii) or (iii) hereof.


         (c) Except as otherwise expressly provided herein or determined by the Committee, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall

                                                                       EXHIBIT A


not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock, that would rank senior to or above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.


         11. Transferability of Options. No Incentive Stock Option, and unless the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or otherwise transferred with the Committee's prior written consent, only by the assignee consented to by the Committee.

         12.      Issuance of Shares.

                  (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                  (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         13.      Administration of the Plan.


                  (a) The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist of not less than two Directors, each of whom shall be Outside

                                                                       EXHIBIT A


Directors. However, the mere fact that a Committee member shall fail to qualify as an Outside Director shall not invalidate any Option granted by the Committee which Option is otherwise validly granted under the Plan. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.


                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

                  (d) The Board may reserve to itself the power to grant Options to employees of the Company or any Subsidiary who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to the Options granted by the Board.

                  (e) The Committee shall certify in writing prior to the delivery of Shares upon exercise of an Option in which its rights accrue or become exercisable upon the attainment of stated goals that such goals and any other material terms of such Option are satisfied pursuant to the criteria established by the Committee as well as the requirements of Section 162(m) of the Code, if applicable.

         14. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15.      Interpretation.

                  (a) This Plan shall be governed by the internal laws of the State of Delaware.

                  (b) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of the Plan.

                  (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.



         16. Amendment and Discontinuation of the Plan. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the stockholders of the Company, (a) materially increase the number of securities which may be issued under the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Shareholder approval also shall be required for any amendment to the Plan if and to the extent such approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

                                                                       EXHIBIT B


                        AmeriPath, Inc. and Subsidiaries
                             Audit Committee Charter
                                   May 4, 2000


Role and Independence

The Audit Committee of the Board of Directors (the "Committee") assists the Company's Board of Directors (the "Board") in fulfilling its responsibilities for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in accounting and audit matters, including at least one member with accounting or related financial management expertise, which members shall be persons that satisfy such requirements as provided in Rule 4460(d) if the Nasdaq Stock Market (the "Nasdaq Rules"), as determined by the Board. Each member shall be free of any relationship, that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the independence rules for serving on audit committees as set forth by the Nasdaq Rules (including the absence of current or prior employment relationships, business relationships and family relationships that are prohibited by the Nasdaq Rules). The Committee is directed and expected to carry out and administer the "Committee Responsibilities" listed below, and to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, internal auditors (if applicable) and management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for the purpose.

The Board shall appoint one member of the Committee as Chairperson. He or she shall be responsible for the leadership of the Committee, including preparing the agenda, presiding over meetings, making Committee assignments and reporting to the Board. The Chairperson will also maintain regular communication with the CEO, CFO, independent audit partner and the director of internal audit (if applicable).

Committee Responsibilities

The Committee's primary responsibilities include:

     1. Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Company; it being recognized that the Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and replace the outside auditor.
     2. Requesting the independent auditor provide written affirmation that the auditor is in fact independent (within the requirements of applicable Independence Standards), discuss with the auditor any relationships that may impact the auditor's objectivity and independence and recommend to the Board any actions necessary to oversee the auditor's independence.
     3. Overseeing the independent auditor relationship by discussing the nature and rigor of the audit process, receiving and reviewing audit reports and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters; it being recognized that the outside auditor is accountable to the Board and the Audit Committee.
     4. Providing guidance and oversight of the internal audit activities of the Company, if appropriate.

                                                                       EXHIBIT B


     5. Reviewing the Company's annual audited financial statements and discussing them with management and the independent auditors. These discussions shall include the quality of the Company's accounting principles, internal accounting control, judgments and estimates, and audit adjustments whether recorded or not and any other appropriate inquiries.
     6. Reviewing with management and the independent auditor the annual and quarterly financial information and related discussions contained in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q prior to filing with the Securities and Exchange Commission, including the disclosures contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations".
     7. Discussing with management the status of pending litigation, taxation matters and other legal and compliance matters as appropriate.
     8. Reporting Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholder's of the Company.

This charter shall be reviewed, updated and approved annually by the Company's Board and by the Audit Committee.

                                 AMERIPATH, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a stockholder of AMERIPATH, INC., a Delaware corporation (the "Company"), hereby appoints Brian C. Carr and Gregory A. Marsh, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 3, 2001 at 11:00 a.m., local time, and at any adjournments or past postponements thereof.

                       (complete and sign on reverse side)

A [X] Please mark your votes as in this example.

      The Board of Directors unanimously recommends a vote FOR each proposal below.

1.    ELECTION OF DIRECTORS

      [ ] VOTE FOR all nominees listed, except    [ ] WITHHOLD AUTHORITY TO VOTE
          as marked to the contrary below (if any)        for all nominees

Nominees:  James C. New
           E. Roe Stamps IV

INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name in the space provided below:

----------------------------------------------------------------------

2. Proposal to Approve Amendment to the Amended and Restated Certificate of Incorporation

                  [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

3.    Proposal to Approve the Company's 2001 Stock Option Plan.

                  [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

4. Ratify the reappointment of Deloitte & Touche LLP as the Company's independent public accountants.

                  [ ] FOR          [ ] AGAINST      [ ] ABSTAIN


5. Upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. In their direction, the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" APPROVAL OF PROPOSALS 2, 3 AND 4.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for the 2001 Annual Meeting and (2) the Company's 2000 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.


(Signature)               (Signature if held jointly)          Dated:       2001
           ---------------                           ----------      -------

      IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.